                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 (File No. 333-38106) of our reports dated July 28, 2000, relating to the consolidated financial statements and financial statement schedule of McDATA Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
---------------------------------
    PricewaterhouseCoopers LLP


Broomfield, Colorado
July 28, 2000